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                                                                     EXHIBIT 5.1

                                 PERKINS COIE
             A Law Partnership Including Professional Corporations
     1211 Southwest Fifth Avenue, Suite 1500  Portland, Oregon  97204-3715
              Telephone:  503 727-2000  Facsimile:  503 727-2222


                               November 14, 1997



Thrustmaster, Inc.
7175 NW Evergreen Pkwy., Suite 400
Hillsboro, OR  97124-5839

     RE:  REGISTRATION STATEMENT ON FORM S-1

Dear Sirs:

     We have acted as counsel to Thrustmaster, Inc., an Oregon corporation (the "Company") and a selling shareholder (the "Selling Shareholder"), in connection with the Registration Statement on Form S-1 (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder (the "Rules") with the Securities and Exchange Commission in connection with a proposed underwritten public offering of up to 1,725,000 shares of the Company's common stock (the "Shares"). The Shares are to be sold by the Company and the Selling Shareholder pursuant to an underwriting agreement (the "Underwriting Agreement") among the Company, the Selling Shareholder and Van Kasper & Company, as the representative of the several underwriters named in the Underwriting Agreement.

     We have examined such certificates, agreements, records and other documents as we have deemed relevant as a basis for this opinion. We have assumed, without independent investigation, (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or facsimile copies, and the authenticity of the originals of such copies, (ii) the accuracy of the factual representations made to us by officers and other representatives of the Company, whether evidenced by certificates or

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November 14, 1997
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otherwise, and (iii) that all actions contemplated by the Registration
Statement have been and will be carried out only in the manner described therein.

     Based on the foregoing, we are of the opinion that (i) that the Shares to be sold by the Selling Shareholder are validly issued, fully paid and non assessable; and (ii) the Shares to be sold by the Company have been duly authorized and, when such Shares have been issued and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

     In giving the opinion expressed herein, we express no opinion as to the laws of any jurisdiction other than the laws of the State of Oregon and federal laws of the United States.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Prospectus made part of the Registration Statement under the caption "Legal Matters."
In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules. This Consent may be incorporated by reference in any amendment to the Registration Statement filed pursuant to Rule 462(b) of Regulation C under the Securities Act.

                              Sincerely,

                              /s/  Perkins Coie

                              PERKINS COIE